Exhibit 8.2

[Bryan Cave Leighton Paisner LLP Letterhead]

October 15, 2019

Trinity Sub Inc.
55 Merchant Street, Suite 1500
Honolulu, Hawaii 96813

Re:	Merger of each of PBRELF I, LLC, BRELF II, LLC, BRELF III, LLC, and BRELF IV, LLC with and into Trinity Merger Sub II, LLC, an entity wholly-owned by Trinity Sub Inc.

To the Board of Directors:

We have acted as counsel to PBRELF I, LLC, a Washington limited liability company (“Fund I”), BRELF II, LLC, a Washington limited liability company (“Fund II”), BRELF III, LLC, a Washington limited liability company (“Fund III”), BRELF IV, LLC, a Washington limited liability company (“Fund IV” and, together with Fund I, Fund II and Fund III, the “Companies” and each a “Company”), Pyatt Broadmark Management, LLC, a Washington limited liability company (“MgCo I”), Broadmark Real Estate Management II, LLC, a Washington limited liability company (“MgCo II”), Broadmark Real Estate Management III, LLC, a Washington limited liability company (“MgCo III”), and Broadmark Real Estate Management IV, LLC, a Washington limited liability company (“MgCo IV”), in connection with the Mergers and other transactions contemplated by the Agreement and Plan of Merger, dated as of August 9, 2019 (the “Merger Agreement”), by and among Trinity Merger Corp., a Delaware corporation, Trinity Sub Inc., a Maryland corporation (“PubCo”)1/, Trinity Merger Sub I, Inc., a Delaware corporation, Trinity Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), Fund I, Fund II, Fund III, Fund IV, MgCo I, MgCo II, MgCo III, and MgCo IV. This opinion is being delivered to be filed as an exhibit to the Registration Statement related to the Mergers and other transactions contemplated by the Merger Agreement on Form S-4, as amended or supplemented through the date hereof (File No. 333-233214), filed with the Securities and Exchange Commission (the “Registration Statement”). Unless otherwise indicated, each capitalized term used, but not defined, herein has the meaning ascribed to it in the Merger Agreement.

In connection with this opinion, we have examined and are familiar with originals and copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the Registration Statement, (iii) a certificate executed by a duly appointed officer of each Company (collectively, the “Company Officers’ Certificate”) setting forth certain factual representations, dated as of the date hereof, (iv) a certificate executed by a duly appointed officer of PubCo (the “PubCo Officer’s Certificate”, and together with the Company Officers’ Certificate, the “Officers’ Certificates”) setting forth certain factual representations, dated as of the date hereof, and (v) such other documents as we deem necessary or appropriate in order to enable us to render this opinion. In all our examinations, we have assumed, or will assume, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies or drafts.

In rendering our opinion, we have assumed, with your permission, that (i) the Mergers will be effected in accordance with the Merger Agreement, without waiver or modification of the material terms and conditions thereof, (ii) the information set forth in the Registration Statement and the statements concerning the Mergers and the parties thereto as set forth in the Merger Agreement are true, complete and correct and will remain true, complete and correct at all times up to and including the Company Effective Time, (iii) the statements and representations contained in the Officers’ Certificates are true, complete and correct and will remain true, complete and correct at all times up to and including the Company Effective Time and thereafter (where relevant), (iv) PubCo, Merger Sub II, each Company, and their respective subsidiaries and affiliates will treat the Company Merger for United States federal income tax purposes in a manner consistent with this opinion and all applicable tax reporting requirements have been or will be satisfied, and (v) the opinion of counsel to be received by PubCo from Gibson, Dunn & Crutcher LLP and filed as an exhibit to the Registration Statement has been concurrently delivered and not withdrawn. We have also assumed that the parties have complied with, and if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

1/	In connection with the transactions contemplated by the Merger Agreement, Trinity Sub Inc. will change its name to Broadmark Realty Capital Inc.

Trinity Sub Inc.
October 15, 2019

Our opinion is expressly conditioned on, among other things, the accuracy as of the date hereof, and the continuing accuracy, of all of such facts, information, covenants, statements and representations through and as of the Company Effective Time. We have also assumed that any statements and representations qualified by knowledge, belief, materiality, or other comparable qualification are true, correct, and complete and will remain true, correct, and complete at all times up to and including the Company Effective Time and thereafter (where relevant), in each case, as if made without such qualification. Any material change in the facts referred to, set forth, or assumed herein, in the Merger Agreement, or in the Officers’ Certificates could affect the conclusions stated herein.

In rendering our opinion, we have considered the applicable provisions of (i) the Internal Revenue Code of 1986, as amended (the “Code”)2/, and our interpretations of the Code, (ii) the applicable Regulations, (iii) current administrative interpretations by the Internal Revenue Service (the “IRS”) of the Code and the Regulations as they apply to reorganizations, and (iv) existing judicial decisions, all of which are subject to change or modification at any time (possibly with retroactive effect) and such other authorities as we have considered relevant.

Our opinion relates solely to the tax treatment of the Company Merger under the federal income tax laws of the United States, and we express no opinion (and no opinion should be inferred) regarding the tax treatment of the Company Merger under the laws of any other jurisdiction.  This opinion addresses only the specific tax issues set forth below, and does not address any other tax issues that may relate to the Company Merger or any other transaction (including any other transaction undertaken in connection with the Company Merger).  If any change occurs in relation to the facts and circumstances surrounding the Mergers or with respect to applicable law or the application or interpretation thereof, or if any one of the statements, representations, warranties, or assumptions upon which we have relied later proves inaccurate, our opinion may be adversely affected and it may not be relied upon.

We undertake no obligation to update our opinion, or to ascertain after the date hereof whether anything may have occurred that may affect our opinion, and we assume no continuing responsibility to inform PubCo, Merger Sub II, or the Companies, or any other party of any information that may later come to our attention and that may affect our opinion.  Furthermore, we render no opinion with respect to the discussion in the Registration Statement under the heading “CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF TRINITY SECURITIES AND INVESTORS IN BROADMARK REALTY—Material U.S. Federal Income Tax Considerations—Broadmark Realty.”

Based upon and subject to the foregoing, we are of the opinion that (i) the Company Merger will constitute a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code and (ii) the discussion in the Registration Statement under the heading “CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE COMPANY MERGER” in so far as such statements constitute a summary of U.S. federal tax matters related to the Company Merger, taken together, fairly and accurately summarizes such matters in all material respects.

This opinion is being delivered to you for use in connection with the Registration Statement and may not be relied upon for any other purpose.  We hereby consent to the filing of this opinion as an exhibit to such Registration Statement.  We also consent to the reference to our firm name wherever appearing in the Registration Statement.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statements within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Bryan Cave Leighton Paisner LLP
Bryan Cave Leighton Paisner LLP

2/	Unless otherwise indicated, all section references herein are to the Code and the applicable Treasury regulations promulgated under the Code and as currently in effect (the “Regulations”).